Exhibit 99.1

News Release
www.nortel.com

FOR IMMEDIATE RELEASE	April 20, 2006

For more information:

Media	Investors
Patricia Vernon	888-901-7286
905-863-1035	905-863-6049
patricve@nortel.com	investor@nortel.com
Nortel Provides Status Update
TORONTO — Nortel Networks* Corporation [NYSE/TSX:NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternate information guidelines of the Ontario Securities Commission (“OSC”). These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws. All dollar amounts given below are in U.S. dollars.
Restatements
As previously announced on April 6, 2006, further revenue adjustments to those initially identified in the March 10, 2006 press release were anticipated primarily as a result of an accounting policy change with respect to revenue for contracts with provisions for multiple deliverables that was historically accounted for under the percentage-of-completion methodology. While expected restatement impacts are approximate and subject to change, the Company currently expects an increase in aggregate revenue restatement adjustments of approximately $350 million over the $866 million previously announced. The current estimated impacts to 2005, 2004 and 2003 revenues would increase the revenue adjustments by approximately $120 million, $220 million and $100 million, respectively, from those previously announced. The current estimated impact to periods prior to 2003 would decrease the revenue adjustments by approximately $90 million from those previously announced. These revenue adjustments result in the deferral to later periods of revenue that was previously recognized in prior periods.
The expected restatement impacts set forth in this release are preliminary and unaudited and reflect known restatement adjustments. These impacts are subject to change as a result of any adjustments arising from the completion of the restatement process, subsequent events and the completion of the audit of the financial statements by Nortel’s independent auditors.
Timing of Filing of Financial Statements
Nortel has determined, after consultation with the Staff of the United States Securities and Exchange Commission (the “SEC”), to include additional 2005 and comparative 2004 restated quarterly information in its and NNL’s 2005 Annual Reports on Form 10-K (the “2005 Form 10-Ks”). The additional quarterly information is more extensive than originally contemplated for inclusion in the 2005 Form 10-Ks when Nortel first announced the intention to restate on March 10, 2006, and necessitates additional work for preparation of the 2005 Form 10-Ks.
The Company continues to expect to file the 2005 Form 10-Ks and the corresponding filings under Canadian securities laws by April 30, 2006. But as a result of the incremental work to include the additional restated quarterly information in the 2005 Form 10-Ks, and the continuing work to finalize the restatement, the Company has concluded that it and NNL will need to delay the filing with the SEC of their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006 (the “First Quarter 2006 Form 10-Qs”) and their corresponding Canadian filings under Canadian securities laws. The Company and NNL now expect to file the First Quarter 2006 Form 10-Qs and corresponding Canadian filings no later than the week of June 5, 2006.
The Company and NNL will therefore file with the SEC a Form 12b-25 Notification of Late Filing relating to this delay and indicating that the filings will not be made within the 5-day extension period permitted by the Form. The Company has notified the New York Stock Exchange and the Toronto Stock Exchange of the delay in filing the First Quarter 2006 Form 10-Qs. The Company and NNL will continue to provide bi-weekly updates on

their affairs in accordance with the alternate information guidelines of the OSC until they are current with their filing obligations under Canadian securities laws.
Credit Facility; EDC Support Facility; Debt Securities
As previously announced, an event of default has occurred and is continuing under Nortel’s $1.3 billion one-year credit facility (the “2006 Credit Facility”) as a result of the Company’s delay in filing its 2005 Form 10-K and certain other related breaches. Since the Company will not be able to file its First Quarter 2006 Form 10-Q by May 15, 2006, absent a waiver, an additional event of default will occur under the 2006 Credit Facility. As a result of these Events of Default, lenders holding greater than 50% of each tranche under the 2006 Credit Facility have the right to accelerate such tranche, and lenders holding greater than 50% of all of the secured loans under the 2006 Credit Facility have the right to exercise rights against certain collateral. The entire $1.3 billion under the 2006 Credit Facility is currently outstanding.
As previously announced, an event of default has occurred and is continuing under NNL’s $750 million support facility (the “EDC Support Facility”) with Export Development Canada (“EDC”) as a result of the Company’s and NNL’s delay in filing their 2005 Form 10-Ks and certain other related breaches. An additional Event of Default will arise, absent a waiver, as the Company and NNL will not be able to file their First Quarter 2006 Form 10-Qs by May 15, 2006. As a result of these Events of Default, EDC has the right to refuse to issue additional support and may terminate its commitments under the EDC Support Facility or require that NNL cash collateralize all existing support. As at March 8, 2006, there was approximately $161 million of outstanding support under this facility.
Nortel and NNL are currently in discussions with these lenders and EDC to negotiate waivers while Nortel completes its filing obligations. Although the Company expects that it will reach agreement with the lenders and EDC with respect to terms of an acceptable waiver, there can be no assurance that Nortel will receive such waivers.
As previously announced, the Company and NNL are not in compliance with their obligations to deliver their SEC filings to the trustees under their public debt indentures as a result of the Company’s and NNL’s delay in filing its 2005 Form 10-K. An additional Event of Default will arise as the Company and NNL will not be able to file their First Quarter 2006 Form 10-Qs by May 25, 2006. These filing delays will not result in an automatic default and acceleration of such long-term debt. Neither the trustee under any such public debt indenture nor the holders of at least 25% of the outstanding principal amount of any series of debt securities issued under the indentures will have the right to accelerate the maturity of such debt securities unless the Company or NNL, as the case may be, fails to file and deliver its 2005 Form 10-K or First Quarter 2006 Form 10-Q within 90 days after the above mentioned holders have given notice of such default to the Company or NNL. In addition, any acceleration of the loans under the 2006 Credit Facility would result in a cross-default under the public debt indentures that would give the trustee under any such public debt indenture or the holders of at least 25% of the outstanding principal amount of any series of debt securities issued under the indentures the right to accelerate such series of debt securities. $500 million of debt securities of NNL (or its subsidiaries) and $1.8 billion of convertible debt securities of the Company (guaranteed by NNL) are currently outstanding under the indentures.
If an acceleration of the Company’s and NNL’s obligations were to occur, the Company and NNL may be unable to meet their respective payment obligations with respect to the related indebtedness.
OSC Management Cease Trade Order
On April 10, 2006, the OSC, in accordance with its guidelines, issued a final order prohibiting certain directors, officers and current and former employees of the Company and NNL from trading in securities of the Company and NNL, which finalized the temporary order issued on March 27, 2006. This final order will remain in effect until two business days following the receipt by the OSC of all filings required to be made by the Company and NNL pursuant to Ontario securities laws.
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The Company and NNL reported that there have been no material developments in the matters reported in the March 10, 2006 press release and their status updates of March 23, 2006 and April 6, 2006, other than the matters described above.
The Company’s and NNL’s next bi-weekly status update is expected to be released during the week of May 1, 2006.

About Nortel
Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Our next-generation technologies, for both service providers and enterprises, span access and core networks, support multimedia and business-critical applications, and help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people with information. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different. Although Nortel believes expectations reflected in such forward-looking statements are reasonable based upon the assumptions in this press release, they may prove to be inaccurate and consequently Nortel’s actual results could differ materially from its expectations set out in this press release. Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s recently announced restatement and two previous restatements of its financial statements and related events and that the previously filed financial statements of Nortel and NNL and related audit reports should not be relied upon; the negative impact on Nortel and NNL of their announced restatement and delay in filing their financial statements and related periodic reports causing them to breach their public debt indentures and obligations under their credit facilities with the possibility that the holders of their public debt or NNL’s lenders would seek to accelerate the maturity of that debt; and causing a breach of NNL’s support facility with EDC with the possibility that EDC would refuse to issue additional support under the facility, terminate its commitments under the facility or require NNL to cash collateralize all existing support; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the finalization and approval of its proposed class action settlement, or if such proposed class action settlement is not finalized, any larger settlements or awards of damages in respect of such class actions; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatement of its financial statements; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; any default in Nortel’s filing obligations extending beyond May 9, 2006 for the 2005 Form 10-Ks, and July 15, 2006 for the First Quarter 2006 Form 10-Qs, causing any Canadian securities regulatory authority to impose an order to cease all trading in Nortel’s securities within the applicable jurisdiction or to impose such an order sooner if Nortel fails to comply with the alternate information guidelines of such regulatory authorities; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in its market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; restrictions on how Nortel and its president and chief executive officer conduct its business arising from a settlement with Motorola Inc.; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative effect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s recently announced restatement and two previous restatements of its financial statements; any acceleration under their public debt indentures and credit facilities, which may result in Nortel and NNL being unable to meet their respective payment obligations; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of credit facility covenants, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s public debt issues and the provisions of its credit facilities; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative effect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in Nortel’s market price of its publicly traded securities, or any future share consolidation resulting in a lower total market capitalization or adverse effect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see Nortel’s securities filings with the SEC, which have not been updated to reflect each of these risks and uncertainties and which include financial information that Nortel announced on March 10, 2006 cannot be relied upon. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.